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H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11




     Common stock equivalents identified by the Company in determining its primary earnings per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted earnings per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred  Stock,
Series D which is convertible into 11.8 million shares of Common Stock at
$24.335 per share of Common Stock.  The following is a summary of the calculation of earnings per common share:
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
                                                             For the Three Months Ended      For the Nine Months Ended
                                                                   September 30,                   September 30,
                                                            ----------------------------   ----------------------------
                                                               1995             1994          1995            1994
                                                            ------------    ------------   ------------    ------------
                                                                  (dollars in thousands, except per share data)
Primary earnings per common share:

  Earnings before cumulative effect of accounting change    $   272,998     $    68,527    $   390,237     $   197,423
  Less accumulated dividends on preferred stock                 (12,607)        (12,607)       (37,823)        (37,823)
                                                            -----------     -----------    -----------     -----------
  Earnings attributable to common shares before
    cumulative effect of accounting change                      260,391          55,920        352,414         159,600
  Cumulative effect of change in accounting for
    goodwill                                                       -               -          (234,742)           -
                                                            -----------     -----------    -----------     -----------
      Net earnings attributable to common shares                260,391          55,920    $   117,672     $   159,600
                                                            ===========     ===========    ===========     ===========

  Weighted average number of common shares outstanding      117,609,880     117,017,987    117,456,961     117,002,725
  Dilutive effect of outstanding common stock equivalents       897,597         585,346        602,611         387,150
                                                            -----------     -----------    -----------     -----------
  Weighted average number of common shares as adjusted for
    calculation of primary earnings per share               118,507,477     117,603,333    118,059,572     117,389,875
                                                            ===========     ===========    ===========     ===========
  Primary earnings per common share before
    cumulative effect of accounting change                  $      2.20     $      0.48    $      2.99     $      1.36
  Cumulative effect of change in accounting for goodwill            -               -            (1.99)            -
                                                            -----------     -----------    -----------     -----------
      Primary earnings per common share                     $      2.20     $      0.48    $      1.00     $      1.36
                                                            ===========     ===========    ===========     ===========

Fully diluted earnings per common share:

  Earnings before cumulative effect of accounting change    $   272,998     $    68,527    $   390,237     $   197,423
  Less accumulated dividends on convertible and
    noncovertible preferred stock                                (8,295)         (8,295)       (24,885)        (24,885)
                                                            -----------     -----------    -----------     -----------
  Earnings attributable to common shares before
    cumulative effect of accounting change                      264,703          60,232        365,352         172,538
  Cumulative effect of change in accounting for goodwill           -               -          (234,742)           -
                                                            -----------     -----------    -----------     -----------
    Net earnings attributable to common shares              $   264,703     $    60,232    $   130,610     $   172,538
                                                            ===========     ===========    ===========     ===========

  Weighted average number of common shares outstanding      117,609,880     117,017,987    117,456,961     117,002,725
  Dilutive effect of outstanding common stock equivalents    12,931,499      12,404,964     12,970,508      12,407,524
                                                            -----------     -----------    -----------     -----------
  Weighted average number of common shares as adjusted
    for calculation of fully diluted earnings per share     130,541,379     129,422,951    130,427,469     129,410,249
                                                            ===========     ===========    ===========     ===========
  Fully diluted earnings per common share before
    cumulative effect of accounting change                  $      2.03     $      0.47    $      2.80     $      1.33
  Cumulative effect of change in accounting for goodwill            -               -            (1.80)            -
                                                            -----------     -----------    -----------     -----------
      Fully diluted earnings per common share               $      2.03     $      0.47    $      1.00     $      1.33
                                                            ===========     ===========    ===========     ===========
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